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                              EXHIBIT 23.2

     This Annual Report on Form 10-K is incorporated by reference into Sonus Networks, Inc.'s filings on Form S-8 Nos. 333-61940, 333-54932, 333-53970 and
333-32206 (collectively, the "Registration Statements") and, for the purposes of determining any liability under the Securities Act, is deemed to be a new registration statement for each Registration Statement into which it is incorporated by reference.

     On June 26, 2002, Sonus Networks, Inc. dismissed Arthur Andersen LLP as its independent auditor and appointed Ernst & Young LLP to replace Arthur Andersen LLP. Sonus Network, Inc.'s understanding is that the staff of the Securities and Exchange Commission has taken the position that it will not accept consents from Arthur Andersen LLP if the engagement partner and the manager for the Sonus Networks, Inc. audit are no longer with Arthur
Andersen LLP. Both the engagement partner and the manager for the Sonus Networks, Inc. audit are no longer with Arthur Andersen LLP. As a result, Sonus Networks, Inc. has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into the Registration Statements of its audit report with respect to Sonus Networks, Inc.'s financial statements as of December 31, 2001 and December 31, 2000 and for the years then ended. Under these circumstances, Rule 437a under the Securities Act permits Sonus Networks, Inc. to file this Annual Report on Form 10-K for the fiscal year ended December 31, 2002 without a written consent from Arthur Andersen LLP. However, Arthur Andersen LLP's lack of consent could effect Arthur Andersen LLP's potential liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, your ability to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act for any purchases of securities under the Registration Statements made on or after the date of this Annual Report on Form 10-K may be impaired. To the extent provided in Section 11(b)(3)(C) of the Securities Act, original audit reports are being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accounts, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-61940, 333-54932, 333-53970 and 333-32206.

                                       /S/ ARTHUR ANDERSEN LLP


BOSTON, MASSACHUSETTS
MARCH 25, 2002